As Filed with the Securities and Exchange Commission on July 11, 2023.

REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARGAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-1947195
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

One Church Street, Suite 201
Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Argan, Inc. 2020 Stock Plan

(Full Title of Plan)

David H. Watson

Chief Executive Officer

Argan, Inc.

One Church Street, Suite 201

Rockville, Maryland 20850

(Name and Address of Agent for Service)

(301) 315-0027

(Telephone Number, Including Area Code, of Agent for Service)

Copies of All Communications to:

Richard A. Krantz, Esq.

Culhane Meadows PLLC

745 Fifth Avenue, Suite 500

New York, New York 10151

(646) 632-3730

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Plan, which originally authorized the issuance thereunder of a total number of 500,000 shares of common stock of the Company, par value of $0.15 per share, was first adopted by the Board of Directors of the Company (the “Board”) on April 28, 2020 and was approved by the stockholders of the Company on June 23, 2020. A Registration Statement on Form S-8 was filed on June 26, 2020 (Registration Number 333-239461) to register the 500,000 shares of common stock authorized to be issued under the Plan.

The Board passed resolutions to amend the Plan on April 11, 2023 (the “First Amendment”), which was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on June 20, 2023. As a result of the First Amendment, an aggregate of 1,000,000 shares is issuable under the Plan. This Registration Statement relates to the additional 500,000 shares of common stock of the Company that may be offered or sold to participants of the Plan in connection with the First Amendment.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Argan, Inc. (the “Company” or the “Registrant”) hereby incorporates by reference into this Registration Statement the documents listed in (a) through (d) below, which have previously been filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed on April 17, 2023;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023, filed on June 8, 2023;

(c)	The Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders held on June 20, 2023, filed on May 1, 2023; and

(d)	The Company’s Current Reports on Form 8-K filed on June 8, 2023 and June 20, 2023.

In addition to the foregoing, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s certificate of incorporation provides that none of the Company’s directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

The Company’s by-laws provide for indemnification of the Company’s officers and directors to the fullest extent permitted by applicable law. The Company also maintains directors’ and officers’ liability insurance policies.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are included or incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on April 10, 2019).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on April 15, 2009).
4	Argan, Inc. 2020 Stock Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on Schedule 14A with the Commission on May 6, 2020).
5.1	Opinion of Culhane Meadows PLLC.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Culhane Meadows PLLC (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereof).
107.1	Filing Fee Table.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(i) and (1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

5.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on July 11, 2023.

ARGAN, INC.

By:	/s/ David H. Watson
David H. Watson
President and Chief Executive Officer

By:	/s/ Richard H. Deily
Richard H. Deily
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Watson and Richard H. Deily, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Cynthia A. Flanders
SIGNATURE	TITLE	DATE
/s/ David H. Watson	President and Chief Executive Officer, Director	July 11, 2023
David H. Watson	(Principal Executive Officer)

/s/ Richard H. Deily	Chief Financial Officer	July 11, 2023
Richard H. Deily	(Principal Accounting and Financial Officer)

/s/ William F. Leimkuhler	Chairman of the Board of Directors	July 11, 2023
William F. Leimkuhler
/s/ Rainer H. Bosselmann	Director	July 11, 2023
Rainer H. Bosselmann
/s/ Cynthia A. Flanders	Director	July 11, 2023
Cynthia A. Flanders

/s/ Peter W. Getsinger	Director	July 11, 2023
Peter W. Getsinger

/s/ William F. Griffin	Director	July 11, 2023
William F. Griffin

/s/ John R. Jeffrey	Director	July 11, 2023
John R. Jeffrey

/s/ Mano S. Koilpillai	Director	July 11, 2023
Mano S. Koilpillai

/s/ W.G. Champion Mitchell	Director	July 11, 2023
W.G. Champion Mitchell

/s/ James W. Quinn	Director	July 11, 2023
James W. Quinn